FACE SHEET

Optionee:



Grant Date :

Plan :

Total Options Granted are:

Exercise Price per share of Common Stock:

Vesting Schedule:







Expiration Date:

     Optioned shares must be purchased within 5 years from the date of grant, . That is, all options must be exercised by


Notice Addresses:

 If to the Corporation:         If to the Optionee:

Mid Atlantic Medical Services, Inc.
4 Taft Court
Rockville, Maryland  20850
Attention:  Secretary








































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                       MID ATLANTIC MEDICAL SERVICES, INC.
 NON-QUALIFIED STOCK OPTION AGREEMENT FOR OPTIONS GRANTED UNDER 1991,1992,
                 1993, 1994 OR 1995 NON-QUALIFIED STOCK OPTION
                                      PLAN
                ------------------------------------------------

         AGREEMENT ("Agreement") dated the date indicated on the attached Face Sheet, by and between Mid Atlantic Medical Services, Inc., a Delaware corporation ("Corporation"), and the person indicated on the attached Face
Sheet,  an  employee  of  the  Corporation   and/or  one  of  its   subsidiaries
("Optionee").

         WHEREAS, the Corporation desires to have the Optionee continue in its employ and to provide the Optionee with an incentive by sharing in the success of the Corporation;

         WHEREAS, in order to provide such an incentive to its key employees, the Corporation has adopted the non-qualified stock option plan indicated on the attached Face Sheet ("Plan")'

         WHEREAS, the Corporation desires to grant to the Optionee under the Plan options not intended to qualify as "incentive stock options" within the meaning of Section 422 or any successor provision of the Internal Revenue Code of 1986, as amended ("Code"); and

         WHEREAS, unless otherwise provided herein, capitalized terms used in this Agreement shall have the meaning given them in the Plan.

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
representations herein contained and intending to be legally bound, the parties hereto agree as follows:

1. NUMBER OF SHARES AND PRICE. The Corporation hereby grants to the Optionee an option ("Option") to purchase the number of shares of Common Stock set forth on the attached Face Sheet of this Agreement. The exercise price per share of Common Stock of the Option shall be as is set forth on the attached Face Sheet of this Agreement, such price being the Fair Market Value per share of Common Stock on the date of grant of the Option. The Option is not intended to qualify as an "incentive stock option" under Section 422 of the Code.

2. TERM AND EXERCISE. The Option shall expire five (5) years from the date hereof, subject to earlier termination as set forth in Section 3. Subject to the provisions of Section 3, the Option shall become exercisable in installments as set forth on the attached Face Sheet of this Agreement.

3. TERMINATION OF EMPLOYMENT. Upon termination of the employment of the Optionee for any reason, the Option may only be exercised in accordance with Section 6(d) of the Plan.

4. ANTIDILUTION PROTECTION. The Optionee shall have the protections against dilution as are specified in Section 7 of the Plan.

5. EXERCISE OF THE OPTION. The Option may be exercised only by written notice, delivered or mailed by registered or certified mail addressed to the Treasurer of the Corporation at the Corporation's principal business office. Such notice shall be accompanied by payment of the aggregate exercise price of the shares of Common Stock being purchased either (i) in cash or its equivalent, (ii) by tendering previously acquired shares of Common Stock valued at their Fair Market Value at the date of payment as long as the tendered shares have been held by the Optionee for at least six months, or (iii) by any combination of (i) and
(ii). Any shares of Common Stock tendered in payment for shares covered by the Option shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the aggregate exercise price of the shares of Common Stock purchased on exercise of the Option, certificates representing such shares shall be issued to the Optionee. The shares of Common Stock so purchased shall be fully paid and nonassessable except insofar as statutory liability may be imposed under any applicable law.

6. CHANGES IN CONTROL. In the event of a change of control of the Corporation, the Optionee shall have such rights as are specified in Section 8 of the Plan.

7. NOT A STOCKHOLDER. The Optionee shall not be deemed for any purposes to be a stockholder of the Corporation with respect to any shares that may be acquired on exercise of the Option except to the extent that the Option shall have been exercised and stock certificates have been issued with respect thereto.

8. TRANSFERABILITY. The Option shall not be transferable by the Optionee otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

9. SECURITIES ACT OF 1933. The Optionee agrees for himself or herself and his or her heirs, legatees, and legal representatives, with respect to all shares of Common Stock acquired pursuant to the terms and conditions of the Plan and the Option (or any other shares of stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that the Optionee and his or her heirs, legatees and legal representatives will not sell or otherwise dispose of these shares except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or except in a transaction that, in the opinion of counsel for the Corporation, is exempt from registration

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under the Act.  Further,  the Corporation shall not be required to sell or issue any shares of Common Stock under the Option if, in the opinion of the Corporation, (a) the issuance of such shares would constitute a violation by the Optionee or the Corporation of any applicable law or regulation of any government authority or (b) the consent or approval of any governmental body is necessary or desirable as condition of, or in connection with, the issuance of such shares.

10. ABILITY OF THE CORPORATION TO TAKE CERTAIN ACTIONS. The existence of the Option granted shall not affect in any way the right or power of the Corporation or its directors or stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the stock or the rights thereof, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11. WITHHOLDING TAXES. The Optionee shall have the right to satisfy federal, state, local or foreign withholding taxes incurred upon exercise of the Option in shares of Common Stock otherwise issuable to the Optionee upon exercise of the Option in accordance with Section 11(f) of the Plan, without any further Committee action being required.

12. DISPUTE RESOLUTION. As a condition of granting the Option, the Optionee agrees, for the Optionee and his or her legal representatives and beneficiaries, that any dispute or disagreement that may arise under or as a result of or pursuant to the Plan and the Option shall be determined by the Committee in it sole discretion, and any interpretation by the Committee of the terms of the Plan and Option shall be final, binding and conclusive.

If you accept the foregoing terms and conditions, please sign and date this letter on the lines provided below. In the absence of your written acceptance of the terms hereof, no optioned share will be purchasable by you.

                                Very truly yours,

                                George T. Jochum
                             Chairman, President and
                        Chief Executive Officer of MAMSI











                                  James A. Wild
                  Member of the Compensation Committee of MAMSI

SEEN AND ACCEPTED:

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Signature

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Social Security Number

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Date

























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